As filed with the Securities and Exchange Commission on August 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL SOUTHWEST CORPORATION
(Exact name of registrant as specified in its charter)

Texas	75-1072796
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8333 Douglas Avenue, Suite 1100 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip code)
Amended and Restated Capital Southwest Corporation 2021 Employee Restricted Stock Award Plan
(Full title of the plan)

Michael S. Sarner
President and Chief Executive Officer
Capital Southwest Corporation
8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Name and address of agent for service)
(214) 238-5700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Capital Southwest Corporation (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 1,994,153 additional shares (the “Additional Shares”) of the Company’s common stock (the “Shares”) for issuance under the Capital Southwest Corporation Amended and Restated 2021 Employee Restricted Stock Award Plan (the “Plan”). The Additional Shares consist of (i) 1,850,000 additional Shares representing an increase to the total number of Shares that may be issued pursuant to the Plan, and (ii) 144,153 Shares relating to restricted stock grants under the Capital Southwest Corporation 2021 Employee Restricted Stock Award Plan that were forfeited by participants that became available for reissuance pursuant to the terms of the Plan (the “Forfeited Shares”). Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the information contained in the Company’s registration statement on Form S-8 (File No. 333-258899) filed with the SEC on August 18, 2021 (the “Prior Registration Statement”), except to the extent supplemented, amended or superseded by the information set forth herein.

The 1,994,153 Additional Shares registered hereunder are in addition to the Shares registered pursuant to the Prior Registration Statement. The 144,153 Forfeited Shares were previously registered under the Prior Registration Statement and do not represent an increase in the total number of Shares that may be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated herein by reference and made a part hereof:

(a)the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 20, 2025;

(b)the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;

(b)the Company’s Definitive Proxy Statement, filed with the SEC on May 30, 2025 (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025);

(d)the Company’s Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on April 9, 2025, April 14, 2025, April 21, 2025, July 15, 2025, and July 24, 2025; and

(e)the description of the Shares, contained in the Company’s Registration Statement on Form 8-A filed with the SEC on April 28, 1961 to register the Shares under the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1
Articles of Incorporation, dated April 19, 1961, including amendments dated June 30, 1969, July 20, 1987, April 23, 2007 and July 15, 2013 (incorporated by reference to Exhibit (a) to Registration Statement on Form N-2 (File No. 333-220385) filed on September 8, 2017).

4.2	Certificate of Amendment to the Articles of Incorporation, dated August 1, 2019 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on August 1, 2019).
4.3	Certificate of Amendment to the Articles of Incorporation, dated October 11, 2023 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on October 16, 2023).
4.4	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q filed on November 7, 2017).
4.5	Amendment to Second Amended and Restated Bylaws of Capital Southwest Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed April 25, 2019).
4.6	Amended and Restated Capital Southwest Corporation 2021 Employee Restricted Stock Award Plan (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed on August 7, 2025.
4.7	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-8 (File No. 333-258899) filed on August 18. 2021).
5.1	Opinion of Eversheds Sutherland (US) LLP*
23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1 hereto)*
23.2	Consent of RSM US LLP*
24.1	Power of Attorney (included on signature page)*
107	Filing Fee Exhibit*
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2025.

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael S. Sarner and Chris T. Rehberger, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ David R. Brooks	Chairman of the Board	August 8, 2025
David R. Brooks

By:	/s/ Christine S. Battist	Director	August 8, 2025
Christine S. Battist

By:	/s/ Jack D. Furst	Director	August 8, 2025
Jack D. Furst

By:	/s/ Ramona L. Rogers-Windsor	Director	August 8, 2025
Ramona L. Rogers-Windsor

By:	/s/ William R. Thomas	Director	August 8, 2025
William R. Thomas

By:	/s/ Michael S. Sarner	President and Chief Executive Officer	August 8, 2025
Michael S. Sarner

By:	/s/ Chris T. Rehberger	Chief Financial Officer	August 8, 2025
Chris T. Rehberger